EXHIBIT 23.2




   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 9, 2003, with respect to the 2002 consolidated financial statements in the Registration Statement (Form SB-2 No. 333-00000) and related Prospectus of Front Porch Digital, Inc. for the registration of 25,873,431 shares of its common stock.


                                                           /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 21, 2004